                                 SCHEDULE 14A
                                (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

   Filed by the Registrant [X]

   Filed by a Party other than the Registrant [_]

   Check the appropriate box:

   [_] Preliminary Proxy Statement

                                          [_] Confidential, For Use of the
   [X] Definitive Proxy Statement             Commission Only (as permitted by
                                              Rule 14a-6(e)(2))
   [_] Definitive Additional Materials

   [_] Soliciting Materials Pursuant to Rule 14a-12

                             SMARTDISK CORPORATION
-------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)

   Payment of Filing Fee (Check the appropriate box):

   [X] No fee required

   [_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   1) Title of each class of securities to which transaction applies:

-------------------------------------------------------------------------------
   2) Aggregate number of securities to which transaction applies:

-------------------------------------------------------------------------------
   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

-------------------------------------------------------------------------------
   4) Proposed maximum aggregate value of transaction:

-------------------------------------------------------------------------------
   5) Total fee paid:

-------------------------------------------------------------------------------
   [_] Fee paid previously with preliminary materials.

-------------------------------------------------------------------------------
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule And the date of its filing.

   1) Amount Previously Paid:

-------------------------------------------------------------------------------
   2) Form, Schedule or Registration Statement No.:

-------------------------------------------------------------------------------
   3) Filing Party:

-------------------------------------------------------------------------------
   4) Date Filed:

-------------------------------------------------------------------------------

                              [LOGO OF SMARTDISK]

                               ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 30, 2002

                               ----------------

To our stockholders:

   The 2002 annual meeting of stockholders of SmartDisk Corporation will be held at The Inn on Fifth, 699 Fifth Avenue South, Naples, Florida 34102, on Thursday, May 30, 2002, beginning at 10:00 a.m. local time. At the meeting, stockholders will vote on the following matters:

  (1) The election of three directors, each for a term of three years; and

  (2) Any other matters that properly come before the meeting.

   Stockholders of record at the close of business on April 10, 2002 are entitled to vote at the meeting or any postponements or adjournments of the meeting.

   Whether or not you plan to attend the annual meeting, please sign, date and return the enclosed proxy card in the enclosed pre-addressed envelope as promptly as possible. No postage is required if mailed in the United States.

   This is an important meeting and you are invited to attend the meeting in person. If you are unable to attend, we urge you to execute and return the enclosed proxy card as promptly as possible. If you execute a proxy card, you may nevertheless attend the meeting, revoke your proxy and vote your shares in person.

                                          By Order of the Board of Directors,

                                          /s/ Michael S. Battaglia
                                          Michael S. Battaglia
                                          President and Chief Executive
                                           Officer

April 26, 2002
Naples, Florida

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
About the Meeting..........................................................   1
  What is the purpose of the meeting?......................................   1
  Who is entitled to vote at the meeting?..................................   1
  What are the voting rights of stockholders?..............................   1
  Who may attend the meeting?..............................................   1
  What constitutes a quorum?...............................................   1
  How do I vote?...........................................................   1
  Can I change my vote after I return my proxy card?.......................   2
  What are the board's recommendations?....................................   2
  What vote is required to approve each item?..............................   2
  What are the effects of "broker non-votes"?..............................   2
  Who will pay for the preparation of the proxy?...........................   2

Stock Ownership............................................................   3

Item 1--Election of Directors..............................................   5
  Directors Standing for Election..........................................   5
  Directors Continuing in Office...........................................   5
  Management...............................................................   6
    Executive Officers and Directors.......................................   6
    How are directors compensated?.........................................   8
    How often did the board meet during fiscal 2001?.......................   8
    What committees has the board established?.............................   8
  Audit Committee..........................................................   9
    Report of the Audit Committee..........................................   9
  Compensation Committee...................................................  10
    Report of the Compensation Committee...................................  10
    Compensation Committee Interlocks and Insider Participation............  12
    Summary Compensation Table.............................................  13
    Stock Option Grants in Fiscal 2001.....................................  14
    Stock Option Exercises and Values for Fiscal 2001......................  14
    Employment Agreements..................................................  15
    Employee Benefit Plans.................................................  15
  Performance Graph........................................................  18


Certain Relationships and Related Transactions.............................  19


Section 16(a) Beneficial Ownership Reporting Compliance....................  20


Relationship With Independent Auditors.....................................  21


Fees Paid To Our Independent Auditors......................................  21


Other Matters..............................................................  21


Additional Information.....................................................  21

                             [LOGO OF SMARTDISK]

                             3506 Mercantile Avenue
                             Naples, Florida 34104

                             --------------------

                                PROXY STATEMENT

                             --------------------

                                                                  April 26, 2002

   This proxy statement contains information related to the annual meeting of stockholders of SmartDisk Corporation to be held on Thursday, May 30, 2002, beginning at 10:00 a.m., at The Inn on Fifth, 699 Fifth Avenue South, Naples, Florida 34102, and at any postponements and adjournments thereof.

   We are first mailing this proxy statement, the foregoing notice of annual meeting of stockholders and the enclosed proxy card to our stockholders on or about April 26, 2002.

                               ABOUT THE MEETING

What is the purpose of the meeting?

   At our annual meeting, stockholders will act upon the matters outlined in the notice of meeting on the cover page of this proxy statement, including the election of directors. In addition, our management will report on our performance during fiscal 2001 and respond to questions from stockholders.

Who is entitled to vote at the meeting?

   Only stockholders of record at the close of business on the record date, April 10, 2002, are entitled to receive notice of the annual meeting and to vote the shares of common stock that they held on that date at the meeting, or any postponements or adjournments of the meeting.

What are the voting rights of stockholders?

   Each stockholder will be entitled to one vote on each matter to be voted upon at the meeting for each share of our common stock held by the stockholder.

Who may attend the meeting?

   All stockholders as of the record date, or their duly appointed proxies, may attend the meeting.

What constitutes a quorum?

   The presence at the meeting, in person or by the proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, 17,776,289 shares of our common stock were outstanding. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

How do I vote?

   If you complete and properly sign the accompanying proxy card and return it to us, it will be voted as you direct. If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person. Street name stockholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

Can I change my vote after I return my proxy card?

   Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with us either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

What are the board's recommendations?

   Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of our board of directors. Each of the board's recommendations is set forth together with the description of each item in this proxy statement. In summary, the board recommends a vote:

   .  for election of the nominated slate of directors (see page 5).

   With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the board of directors or, if no recommendation is given, in their own discretion.

What vote is required to approve each item?

   Election of Directors. The affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors. Stockholders are not entitled to cumulative votes in the election of directors. A properly executed proxy marked "WITHHOLD AUTHORITY" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated and will have no effect on the outcome of the vote, although it will be counted for purposes of determining whether there is a quorum.

   Other Items. For each other item, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. A properly executed proxy marked "ABSTAIN" with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

What are the effects of "broker non-votes"?

   If you hold your shares in street name through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Accordingly, such "broker non-votes" will not be included in vote totals and will have no effect on the outcome of any votes. Shares represented by such "broker non-votes" will, however, be counted in determining whether there is a quorum.

Who will pay for the preparation of the proxy?

   We will pay the cost of preparing, assembling and mailing the proxy statement, notice of meeting and enclosed proxy card. In addition to the use of mail, our employees may solicit proxies personally and by telephone. Our employees will receive no compensation for soliciting proxies other than their regular salaries. We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to the beneficial owners of our common stock and to request authority for the execution of proxies and we may reimburse such persons for their expenses incurred in connection with these activities.

   Our principal executive offices are located at 3506 Mercantile Avenue, Naples, Florida 34104, and our telephone number is (941) 436-2500. A list of shareholders entitled to vote at the annual meeting will be available at our offices for a period of ten days prior to the meeting and at the meeting itself for examination by any shareholder.

                                STOCK OWNERSHIP

   The table below sets forth information regarding the beneficial ownership of our common stock as of March 31, 2002, by the following individuals or groups:

   . each person or entity who is known by us to beneficially own more than 5% of our outstanding stock;

   . each of the executive officers named in the Summary Compensation Table below who is employed with us as of March 31, 2002;

   .  each of our directors; and

   .  all directors and executive officers as a group.

   Unless otherwise indicated, the address of each of the individuals listed in the table is c/o SmartDisk Corporation, 3506 Mercantile Avenue, Naples, Florida 34104. Except as otherwise indicated, and subject to community property laws where applicable, to our knowledge the persons named in the table have sole voting and investment power with respect to all shares of common stock held by them.

   The number of shares beneficially owned by each individual or group is based upon information in documents filed by such person with the Securities and Exchange Commission, other publicly available information or information available to us. Percentage ownership in the following table is based on 17,776,289 shares of common stock outstanding as of March 31, 2002. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of our common stock subject to options that are presently exercisable or exercisable within 60 days of March 31, 2002 are deemed to be outstanding and beneficially owned by the person holding the options for the purpose of computing the percentage of ownership of that person, but are not treated as outstanding for the purpose of computing the percentage of any other person.

                                          Number of Shares        Percent of
Name of Beneficial Owner                 Beneficially Owned   Shares Outstanding
------------------------                 ------------------   ------------------
Directors, Named Executive Officers and
  5% Stockholders
Phoenix House Investments, LP(1)........     5,952,144               33.5%
Toshiba Corporation(2)..................     2,354,900               13.2
Michael S. Battaglia(3).................       600,594                3.4
Addison M. Fischer(4)...................     6,380,912               35.9
Anthony A. Ibarguen(5)..................        21,069                *
Emmanuel A. Kampouris(6)................        19,300                *
Rodney H. King(7).......................        45,375                *
Kiyoshi Kobayashi.......................            --                 --
Quresh Sachee(8)........................        60,003                *
Timothy Tomlinson(9)....................        35,978                *
Hatim Tyabji(10)........................        75,936                *
Yoshiaki Uchida(11).....................       334,121                *
All directors and executive officers as
  a group (13 persons)(12)...............    7,655,669               43.0
---------------
 * Less than one percent.

(1) The address for Phoenix House is Phoenix House Investments, LP, 101 Convention Center Drive, Suite 850, Las Vegas, Nevada 89109. Phoenix House is controlled by Addison M. Fischer, the chairman of our board of directors.

(2) The address for Toshiba Corporation is 1-1 Shibaura 1-Chome, Minato-ku, Tokyo 105, Japan.

(3) Includes 234,958 shares subject to options either currently exercisable or exercisable by Mr. Battaglia within 60 days of March 31, 2002.

(4) Includes 5,952,144 shares held of record by Phoenix House, an entity which Mr. Fischer effectively controls.

(5) Includes 10,738 shares subject to options either currently exercisable or exercisable by Mr. Ibarguen within 60 days of March 31, 2002.

(6) Includes 8,800 shares subject to options either currently exercisable or exercisable by Mr. Kampouris within 60 days of March 31, 2002.

 (7) Includes 39,375 shares subject to options either currently exercisable or exercisable by Mr. King within 60 days of March 31, 2002.

 (8) Includes 60,003 shares subject to options either currently exercisable or exercisable by Mr. Sachee within 60 days of March 31, 2002.

 (9) Includes 14,811 shares subject to options either currently exercisable or exercisable by Mr. Tomlinson within 60 days of March 31, 2002. Also, includes 1,500 shares held by trusts for which Mr. Tomlinson and his wife are the sole trustees. Mr. Tomlinson disclaims beneficial ownership of those shares. Also includes 7,417 shares held by an investment fund as to which Mr. Tomlinson is a general partner. Mr. Tomlinson disclaims beneficial ownership of those shares except to the extent of his pecuniary interest therein.

(10) Includes 20,269 shares subject to options either currently exercisable or exercisable by Mr. Tyabji within 60 days of March 31, 2002.

(11) Includes 75,936 shares subject to options either currently exercisable or exercisable by Mr. Uchida within 60 days of March 31, 2002.

(12) See footnotes (3) through (11) above.

                         ITEM 1--ELECTION OF DIRECTORS

                        Directors Standing for Election

   Our bylaws provide that our board of directors shall consist of not less than three members. Our board of directors currently has eight members and is divided into three classes, having three year terms that expire in successive years. The current term of office of Class III Directors expires at the 2002 annual meeting. The board of directors proposes that the nominees described below, all of whom are currently serving as Class III Directors, be re-elected for a new three year term and until their successors are duly elected and qualified. If a nominee becomes unavailable to serve as a director, the board may designate a substitute nominee.

   Class III Directors. The three Class III Directors are to be elected at the 2002 annual meeting. The board of directors has nominated the following individuals, all of whom are currently serving as Class III Directors, to stand for re-election and proxies representing our common stock will be voted for them absent contrary instructions.

   Addison M. Fischer
   Anthony A. Ibarguen
   Hatim Tyabji

   For additional information regarding Messrs. Fischer, Ibarguen and Tyabji, including a description of their business experience, please see "Management-- Executive Officers and Directors" beginning on page 6.

   The board of directors has no reason to believe that any nominee will refuse to act or be unable to accept election; however, in the event that a nominee for a directorship to be elected is unable to accept election or if any other unforeseen contingencies should arise, it is intended that proxies will be voted for the remaining nominee and for such other person as may be designated by the board of directors, unless directed by a proxy to do otherwise.

                         Directors Continuing in Office

   Class I Directors. The terms of the following Class I Directors expire at the annual meeting of stockholders in 2003:

   Michael S. Battaglia
   Timothy Tomlinson
   Emmanuel A. Kampouris

   Class II Directors. The term of the following Class II Director expires at the annual meeting of stockholders in 2004:

   Kiyoshi Kobayashi

   For additional information regarding the Class I Directors and Class II Directors, including a description of their business experience, please see "Management--Executive Officers and Directors" beginning on page 6.

                                   MANAGEMENT

Executive Officers and Directors

   Our executive officers and directors, and their ages as of March 31, 2002, are as follows:

 Name                               Age                  Position
 ----                               ---                --------
 Addison M. Fischer...............   53   Chairman of the Board of Directors
 Michael S. Battaglia.............   57   President, Chief Executive Officer
                                            and Director
 Stuart Cox.......................   46   Vice President--Product Development
 Rodney H. King...................   43   Senior Vice President, Sales and
                                            Marketing
 Michael R. Mattingly.............   53   Chief Financial Officer
 Daniel E. Reed...................   33   Vice President, Corporate Development
                                            and Legal Affairs
 Quresh Sachee....................   39   Senior Vice President and General
                                            Manager, Personal Storage Systems
 Yoshiaki Uchida..................   59   Senior Vice President and General
                                            Manager, Asian Operations
 Anthony A. Ibarguen..............   42   Director
 Emmanuel A. Kampouris............   67   Director
 Kiyoshi Kobayashi................   51   Director
 Timothy Tomlinson................   52   Director
 Hatim Tyabji.....................   57   Director

   Addison M. Fischer has served as Chairman of the Board of Directors since our inception in 1997. Mr. Fischer has been an investor in numerous emerging technology companies as his principal occupation for at least the past five years. Many of these companies are involved in the fields of computer security and office automation. He also serves on the board of directors of a number of companies, including Fischer International Systems Corporation, a privately-held software company which he controls. He was also a long-time board member of and significant investor in RSA Data Security, Inc., a leader in cryptographic software, until its merger in 1996 with RSA Security Inc., which was formerly known as Security Dynamics Technologies, Inc. Mr. Fischer also controls Phoenix House Investments, LP, one of our principal stockholders. In addition, Mr. Fischer was one of the founders of VeriSign, Inc., a publicly-held electronic credentials/digital certificate company. Mr. Fischer is a member of committees that set U.S. standards for computer security and electronic commerce. He has addressed the U.S. Congress, by invitation, on several topics, including digital signature standards, proposed FBI digital telephony legislation, and global U.S. competitiveness. Mr. Fischer holds numerous U.S. and international patents, and is a lifetime member of the Association of Former Intelligence Officers.

   Michael S. Battaglia has served as our President and Chief Executive Officer since January 1998 and as a director since October 1998. From May 1995 to December 1998, Mr. Battaglia was President and Chief Executive Officer of Fischer International Systems Corporation, a company controlled by Addison Fischer, our Chairman of the Board of Directors and holder of a majority interest in Phoenix House Investments, LP, one of our principal stockholders. During 1998, Mr. Battaglia also served as an officer of Fischer International. From August 1992 to December 1994, Mr. Battaglia was President of Mosler Inc., a provider of electronic security systems and security equipment. For the 25-year period prior to his tenure at Mosler, Mr. Battaglia held various senior management positions in the computer and information systems industry. He spent most of his professional career at Sperry Corporation in New York City and Philadelphia. Mr. Battaglia also serves on the board of directors of Fischer International, which is privately-held.

   Stuart Cox has served as our Vice President, Product Development since March 2001. From August 1999 through February 2001, he served as our Director, Systems and Technology--Audio and Video Products. From January 1995 until joining us, he was Director of Systems Software Development for Motorola. Prior to that, he held a variety of product development positions in the electronics and personal computer industries.

   Rodney H. King has served as our Senior Vice President, Sales and Marketing since March 2001. From 1988 until joining us, Mr. King served in a number of management positions with Fuji Photo Film, U.S.A., including Vice President and General Manager--Consumer Markets from 1997 to 2001, Vice President of Sales-- Consumer Markets from 1995 to 1997, Vice President of Marketing--Consumer Markets from 1993 to 1995 and Director of Marketing--Photographic Products from 1988 to 1993. Prior to that, he held a variety of positions with Polaroid Corporation. He began his professional career in sales at Xerox Corporation.

   Michael R. Mattingly has served as our Chief Financial Officer since May 1999 and was our Corporate Controller from February 1999 to May 1999. Previously, Mr. Mattingly was employed by Mosler Inc., a provider of electronic security systems and security equipment. During a 20-year career at Mosler, Mr. Mattingly held various positions in finance and accounting, most recently Cost Controller and Company Controller. Prior to his service with Mosler, Mr. Mattingly served in various financial and accounting positions with American Standard, Inc., a public company whose shares are traded on the New York Stock Exchange. His professional background includes 28 years of general accounting, cost accounting, planning and budgeting, as well as management of those functions.

   Daniel E. Reed has served as our Vice President, Corporate Development and Legal Affairs since May 1999. From August 1994 to May 1999, Mr. Reed was an attorney with the law firm of Greenberg Traurig, P.A., Miami, Florida, where he concentrated his law practice in the areas of mergers and acquisitions, public offerings and private financings, representing both public and private companies. From August 1989 to April 1991, Mr. Reed served as a senior auditor with Ernst & Young, LLP, New York City, concentrating his practice in the financial services and electronics industries.

   Quresh Sachee has served as our Senior Vice President, Operations since January 2002. Prior to assuming such role, Mr. Sachee served as our Senior Vice President and General Manager, Personal Storage Systems from January 2001 and was our Vice President, Sales and Marketing from May 1998 until January 2001. From 1993 to May 1998, Mr. Sachee was employed by IVI/Checkmate Electronics, Inc., a designer and manufacturer of point-of-sale systems, in various positions, including Executive Vice President, Senior Vice President of Product Management, and prior to that, Vice President, International Sales. Prior to that time, Mr. Sachee was employed by VeriFone Inc., a Hewlett Packard company, in various product development and marketing management positions, and by Unisys Corporation, a provider of technology services.

   Yoshiaki Uchida has served as our Senior Vice President and General Manager, Asian Operations, since February 2000, and previously served as our Vice President and General Manager, Asian Operations, since November 1998. Prior to that time, Mr. Uchida spent 33 years with Toshiba Corporation in various management positions. He served as Deputy General Manager of Toshiba's OME manufacturing and development facility, and most recently was Senior Executive Vice President of MediaServe Corporation, a Toshiba affiliate.

   Anthony A. Ibarguen has served as a director since August 1999. Since January 2002, Mr. Ibarguen has served as a Managing Director with Safeguard Scientifics, Inc., a publicly-held leader in identifying, developing and operating technology and business services companies. From December 1999 to October 2001, he served as a President of Professional Services, Managing Director and then Venture Partner with Internet Capital Group, a publicly-held technology holding company. From September 1996 through December 1999,
Mr. Ibarguen was President of the Americas then President and Chief Operating Officer of Tech Data Corporation, a Fortune 100 distributor of information technology products and services. From August 1993 to August 1996, Mr. Ibarguen was Executive Vice President of Sales and Marketing and Co-Founder of Entex Information Services, Inc., an information technology services company. Mr. Ibarguen is also a director of Fortress Technologies, Inc. and Kanbay International, both of which are privately-held.

   Emmanuel A. Kampouris has served as a director since April 2001 and is currently retired. From 1966 until he retired in December 1999, Mr. Kampouris served in various management positions at American Standard Companies Inc. and its subsidiaries, including Vice President and Group Executive of its International

Division, Senior Vice President of the Building Products sector and from 1989 as President and Chief Executive Officer. He also served as Chairman of American Standard's board of directors from 1993 until he retired at the end of 1999. He serves on the board of Stanley Works Corporation, a manufacturer of tools and home decor products, Horizon Blue Cross and Blue Shield, a provider of healthcare coverage, Alticor Inc, a global direct marketer, CLICK Commerce, a channel management software company, the National Endowment for Democracy, the Hudson Institute and the Oxford University Council for the School of Management Studies

   Kiyoshi Kobayashi has served as a director since April 2001. Mr. Kobayashi has served in various management capacities with Toshiba Corporation for more than the last five years.

   Timothy Tomlinson has served as a director since our inception in 1997. He co-founded Tomlinson Zisko Morosoli & Maser LLP, a law firm, in 1983, and has been a partner there since that time. Since August 2001, Mr. Tomlinson has served as a Managing Director of Tierra del Oro, LLC, a venture capital fund which is affiliated with Zenerji, LLC, an asset management company, for which Mr. Tomlinson has also served as a Managing Director since September 2001. Mr. Tomlinson also serves on the board of directors of Oak Technology, Inc., a publicly-held computer technology company, as well as other privately-held companies, including Fischer International where he has served since April 1999 and Portola Packaging, Inc., a plastic packaging company.

   Hatim Tyabji has served as a director since August 1999. Since August 2001, Mr. Tyabji has been serving as an Executive Chairman of Bytemobile. From September 1998 to March 2001, he served as Chairman and CEO of Saraide, Inc., a provider of Internet and wireless data services. From 1986 until 1998, Mr. Tyabji served as Chairman and CEO of VeriFone, Inc. Mr. Tyabji is a Director of Best Buy Company and eFunds Corporation. Additionally, he is Chairman of the DataCard Group and a trustee of the Carnegie Institute.

How are directors compensated?

   Options. Our Amended and Restated 1999 Incentive Compensation Plan includes an automatic grant program for non-employee directors. Under the plan, non-employee directors are automatically granted options to purchase 20,000 shares of common stock upon their initial election to our board of directors and 2,000 shares upon appointment to any committee and upon appointment as chairman of a committee. Thereafter, the directors are granted options to purchase an additional 10,000 shares in January of each year that they serve on the board and 4,000 shares each year that they serve as a committee member, and 2,000 shares each year that they serve as a chairman of a committee. For fiscal 2001, Mr. Bidzos, a former director of ours, and Messrs. Ibarguen, Kampouris, Tomlinson and Tyabji received grants under the plan. Each option granted under the automatic grant program vests 2% a month for each month after the grant and permits the holder to purchase shares of common stock at their fair market value on the date of the grant.

   Cash. Non-employee directors receive an annual retainer of $12,000, plus an additional $1,500 for each meeting attended and an additional quarterly retainer of $1,000 for service on a board committee during each year.

How often did the board meet during fiscal 2001?

   The board of directors met four times during fiscal 2001. Each director, other than Mr. Kobayashi, attended more than 75% of the total number of meetings of the board and committees on which he served.

What committees has the board established?

   The board of directors has a compensation committee and an audit committee.

                           BOARD COMMITTEE MEMBERSHIP

Name                                   Compensation Committee    Audit Committee
----                                   ----------------------    ---------------
Addison M. Fischer...................
Michael S. Battaglia.................
D. James Bidzos(1)...................
Anthony A. Ibarguen..................             **                      *
Emmanuel A. Kampouris................                                     *
Kiyoshi Kobayashi....................
Timothy Tomlinson....................              *                     **
Hatim Tyabji.........................              *
---------------
(1) Mr. Bidzos resigned from the Board in March 2002.
 *  Member
**  Chair

   Audit Committee. The audit committee of the board of directors reviews and monitors our corporate financial reporting and our external audit, including, among other things, our internal control structure, the results and scope of the annual audit and other services provided by our independent auditors. For the fiscal year ended December 31, 2001, the audit committee was composed of Messrs. Ibarguen, Kampouris and Tomlinson. Our board has determined that each of Messrs. Ibarguen, Kampouris and Tomlinson is "independent" as defined under Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards. The functions of the audit committee and its activities during fiscal 2001 are more fully described below under the heading "Audit Committee-- Report of the Audit Committee."

   Compensation Committee. The compensation committee reviews and makes recommendations to the board regarding all forms of compensation provided to our executive officers and directors and those of our subsidiaries, including stock compensation and loans. In addition, the compensation committee reviews and makes recommendations on stock compensation arrangements for all of our employees. The compensation committee also administers our 1998 Employee Stock Option Plan, 1998 Directors and Consultants Plan, Amended and Restated 1999 Incentive Compensation Plan and 1999 Employee Stock Purchase Plan. For the fiscal year ended December 31, 2001, the compensation committee was composed of Messrs. Bidzos and Tyabji. In January 2002, Mr. Ibarguen was elected to chair the committee, Mr. Tomlinson was elected to serve on the committee and Mr. Bidzos resigned from the committee. The functions of the compensation committee and its activities during fiscal 2001 are more fully described below under the heading "Report of the Compensation Committee."

                                Audit Committee

   The following report of the audit committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our other filings under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Report of the Audit Committee

   The audit committee's role is to act on behalf of the board of directors in the oversight of all material aspects of our corporate financial reporting and our external audit, including, among other things, our internal control structure, the results and scope of the annual audit and other services provided by our independent auditors and our compliance with legal requirements that have a significant impact on our financial reports. Although, management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls, the audit committee consults with management and our independent auditors regarding the preparation of financial statements and, as appropriate, initiates inquiries into aspects of our financial affairs. In addition, the audit committee has the responsibility to consider and recommend the appointment of, and to review fee arrangements with, our independent auditors. A full description of the audit committee's primary responsibilities, operating principles, and relationship with internal and external auditors is contained in the Audit Committee Charter that it has adopted, which was attached as an appendix to our 2001 proxy statement. During fiscal 2001, the audit committee met seven times.

   In fulfilling its oversight responsibilities, the audit committee reviewed the audited financial statements for fiscal 2001 with management including a discussion of the quality of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The audit committee reviewed the financial statements for fiscal 2001 with the independent auditors and discussed with them all of the matters required to be discussed by Statement of Auditing Standards No. 61, including the auditors' judgments as to the quality, not just the acceptability, of our accounting principles. In addition, the audit committee has received the written disclosures and the letter from the independent auditors required by Independence Standard No. 1 and has discussed with the independent auditors their independence from our management and us. Finally, the audit committee has considered whether the provision by the independent auditors of non-audit services to SmartDisk is compatible with maintaining the auditors' independence.

   In reliance on the reviews and discussions referred to above, the audit committee recommended to the board of directors that the audited financial statements for fiscal 2001 be included in the Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission.

                         Members of the audit committee
                          Timothy Tomlinson (Chairman)
                              Anthony A. Ibarguen
                               Emmanuel Kampouris


                             Compensation Committee

   The following report of the compensation committee and the performance graph included elsewhere in this proxy statement do not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our other filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate this report or the performance graph by reference therein.

Report of the Compensation Committee

   The compensation committee has responsibility for matters related to compensation, including compensation policy, approval of salaries, bonuses and other compensation for our officers and administration of our various benefit and option plans. In fiscal 2001, the compensation committee met two times.

What is our policy regarding executive officer compensation?

   Our executive compensation policy is designed to enable us to attract, motivate and retain highly qualified executive officers. The key components of our compensation program are

   .  base salary;

   .  annual incentive bonus awards; and

   .  equity participation in the form of stock options.

   In arriving at specific levels of compensation for executive officers, including our chief executive officer, the committee has relied on

   .  the recommendations of management;

   .  benchmarks provided by generally available compensation surveys; and

   . the experience of committee members and their knowledge of compensation paid by other similar technology companies.

   The committee also seeks to ensure that an appropriate relationship exists between executive pay and corporate performance. Executive officers are also entitled to customary benefits generally available to all our employees, including group medical, dental, and life insurance and our 401(k) plan and employee stock purchase plan. We have long-term employment agreements with some of our executive officers to provide them with the employment security and severance deemed necessary by the committee to retain them.

 What are the components of executive compensation?

   Base Salary. In addition to complying with the executive compensation policy and to the requirements of applicable employment agreements, compensation for each of the executive officers for 2001 was based on the executive's duties and responsibilities, our performance, both financial and otherwise, and the success of the executive in developing and executing our research and development, sales and marketing, financing and strategic plans, as appropriate. Mr. Battaglia's 2001 base salary was determined in accordance with his employment agreement.

   Bonus. Executive officers received cash bonuses for fiscal 2001 ranging from approximately 11% to 33% of base salary based on the degree of our achievement of our financial and other objectives.

   Stock Options. Equity participation is a key component of our executive compensation program. Stock options are granted to executive officers primarily based on the officer's actual and expected contribution to our development. Options are designed to retain executive officers and motivate them to enhance shareholder value by aligning their financial interests with those of our stockholders. Stock options are intended to provide an effective incentive for management to create shareholder value over the long term since the option value depends on appreciation in the price of our common stock over a number of years.

 How are we addressing internal revenue code limits on deductibility of compensation?

   Section 162(m) of the U.S. Internal Revenue Code limits the tax deductibility by a corporation of compensation in excess of $1 million paid to the Chief Executive Officer and any other of its four most highly compensated executive officers. However, compensation which qualifies as "performance-based" is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals under a plan approved by shareholders. The compensation committee does not presently expect total cash compensation payable for salaries to exceed the $1 million limit for any individual executive. Having considered the requirements of Section 162(m), the compensation committee believes that stock option grants to date meet the requirement that such grants be "performance-based" and are, therefore, exempt from the limitations on deductibility. The compensation committee will continue to monitor the compensation levels potentially payable under our cash compensation programs, but intends to retain the flexibility necessary to provide total cash compensation in line with competitive practice, our compensation philosophy, and our best interests.

Stock Option Cancellation and Regrant Program

   Recent adverse economic conditions have had a negative effect on the high technology sector, including the market in which we operate. As a result, the trading price of our common stock has declined. One consequence of this decrease in our stock price is that many options previously held by employees were granted at an exercise price considerably higher than the recent trading prices of our common stock. With a low likelihood of achieving gain from these "underwater" stock options, key employees have an incentive to seek alternative employment with our competitors and other technology companies with low current trading prices, and secure stock options at these other companies at an attractively low exercise price. The loss of these key employees would have a detrimental effect on our business and financial results. In order to avoid the potential loss of a large number of key employees who held options significantly "underwater," the board of directors approved a program to give employees the choice to exchange stock options for new options to be granted at the time of exchange, with a predetermined exercise price equal to the average market price for the month the exchange was approved by the compensation committee.

   In June 2001, the compensation committee approved, and we implemented, the Stock Option Exchange Program (the "Program"). This Program offered our current employees with stock options granted under our 1999 Incentive Compensation Plan the opportunity to tender certain unexercised options with an exercise price greater than or equal to $19.00 per share in exchange for our grant of replacement options at an exercise price equal to the average closing price of our common stock on the Nasdaq National Market during the month of June 2001. Generally, for every option that an employee tendered to us, he or she received a replacement grant of approximately one new option. The new options have terms and conditions that are substantially the same as those of the exchanged options. The Program, which expired on October 5, 2001, resulted in the cancellation of 497,750 options with exercise prices ranging from $19.00 and $47.25 and the grant of 472,100 options at an exercise price of $3.12 per share, including 135,000 options granted to two of our executive officers named in the Summary Compensation Table below. This program has not yet resulted in any additional compensation charges due to variable plan accounting.

   The following table sets forth, for each of our executive officers, certain information concerning the Program:

                                                         No. of                                            Length of
                                           No. of      Securities     Market                                Original
                                         Securities    Underlying    Price of    Exercise                 Option Term
                                         Underlying      Newly       Stock at    Price at      New        Remaining at
                             Date of     Exchanged      Granted      Time of     Time of     Exercise       Date of
Name                        Exchange      Options       Options      Exchange    Exchange     Price         Exchange
----                        ---------    ----------    ----------    --------    --------    --------    --------------
Michael S. Battaglia....    10/5/2001     125,000       112,500       $1.79        $35        $3.12      8 yrs., 4 mos.
Stuart Cox..............    10/5/2001       9,000         8,100       $1.79        $35        $3.12      8 yrs., 4 mos.
Rodney H. King..........           --          --            --          --         --           --               --
Michael R. Mattingly....    10/5/2001      20,000        18,000       $1.79        $35        $3.12      8 yrs., 4 mos.
Daniel E. Reed..........    10/5/2001      20,000        18,000       $1.79        $35        $3.12      8 yrs., 4 mos.
Quresh Sachee...........           --          --            --          --         --           --               --
Yoshiaki Uchida.........    10/5/2001      25,000        22,500       $1.79        $35        $3.12      8 yrs., 4 mos.

                     Members of the Compensation Committee
                         Anthony A. Ibarguen (Chairman)
                               Timothy Tomlinson
                                  Hatim Tyabji


Compensation Committee Interlocks and Insider Participation

   The compensation committee of the board of directors consisted in 2001 of
D. James Bidzos and Hatim Tyabji. There were no compensation committee interlocks during fiscal 2001.

Summary Compensation Table

   The following table sets forth information concerning total compensation earned or paid to our Chief Executive Officer and our four most highly compensated executive officers who served in such capacities as of December 31, 2001, collectively referred to below as the "named executive officers," for the fiscal years ended December 31, 1999, 2000 and 2001:

                           SUMMARY COMPENSATION TABLE

                                                        Long-Term
                                       Annual          Compensation
                                    Compensation          Awards
                                  -----------------    ------------
                                                        Securities
Name and Principal                                      Underlying   All Other
Position                     Year  Salary   Bonus        Options    Compensation
------------------           ---- -------- --------    ------------ ------------
Michael S. Battaglia......   2001 $325,000 $ 46,700      112,500         --
  Chief Executive Officer    2000  275,000   37,750      325,000         --
  and President              1999  275,000  165,500(1)   200,000         --

Rodney King...............   2001  217,708   28,917      150,000         --
  Senior Vice President,
  Sales and Marketing

Douglas R. Kraul..........   2001  240,000   54,700      150,800         --
  Chief Technology           2000  180,000   42,200       37,000         --
  Officer                    1999   90,000   32,575       60,000         --

Quresh Sachee.............   2001  188,000   62,765            0         --
  Senior Vice President,     2000  162,772   30,250       85,000         --
  Operations                 1999  146,667   69,304       50,000         --

Yoshiaki Uchida...........   2001                         22,500         --
  Senior Vice President      2000  185,000   27,500       65,000         --
  and General Manager,       1999  168,800   39,475       50,000         --
  Japanese Operations
---------------
(1) Mr. Battaglia's 1999 bonus compensation includes $56,000 that was accrued in 1999 but paid in 2000.

Stock Option Grants in Fiscal 2001

   The following table sets forth each grant of stock options during the fiscal year ended December 31, 2001 to each of the named executive officers. No stock appreciation rights were granted to these individuals during that year.

                          OPTION GRANTS IN FISCAL 2001

                                                                                      Potential Realizable
                                                                                        Value at Assumed
                                                                                         Annual Rates of
                                                                                           Stock Price
                                                                                           Appreciation
                                               Individual Grants                        for Option Term (1)
                         ----------------------------------------------------------    ---------------------
                            Number of      % of Total
                            Securities      Options
                            Underlying     Granted to     Exercise or
                             Options      Employees in    Base Price     Expiration
        Name                 Granted      Fiscal Year       ($/Sh)          Date         5%($)         10%($)
        ----                ----------    ------------    -----------    ----------    ----------    ----------
Michael S. Battaglia....     112,500           7.0          $3.12          7/01/11        220,742       559,403
Rodney H. King..........     150,000          10.0           3.063         3/15/11        288,742       559,403
Douglas R. Kraul........     140,000           9.0           3.063         3/15/11        269,682       683,428
                              10,800           1.0           3.12          7/01/11         21,191        53,702
Quresh Sachee...........          --            --              --              --             --            --
Yoshiaki Uchida.........      22,500           1.0           3.12          7/01/11         44,148       111,880

---------------
(1) Potential realizable value is based on the assumption that the common stock price appreciates at the annual rate shown, compounded annually, from the date of grant until the end of the option term. The amounts have been calculated based on the requirements promulgated by the Securities and Exchange Commission. The actual value, if any, a named executive officer may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised, if the executive were to sell the shares on the date of exercise. Therefore, there is no assurance that the value realized will be equal to or near the potential realizable value as calculated in this table.

(2) Each of the options granted has a term of ten years from the date of grant, subject to acceleration upon a change of control of our company.

Stock Option Exercises and Values for Fiscal 2001

   The table below sets forth the following information with respect to option exercises during fiscal 2001 by each of the named executive officers and the status of their options at December 31, 2001:

  . the number of shares of common stock acquired upon exercise of options during fiscal 2001;

  .  aggregate dollar value realized upon the exercise of such options;

  . the total number of exercisable and non-exercisable stock options held at December 31, 2001; and

  . the aggregate dollar value of in-the-money exercisable options at December 31, 2001.

         Aggregate Option Exercises in 2001 and Year-End Option Values


                                                                    Number of Securities               Value of Unexercised
                                                               Underlying Unexercised Options          In-the-Money Options
                                Shares                            at December 31, 2001(#)           at December 31,  2001($)(1)
                               Acquired          Value       ----------------------------------    -----------------------------
                            On Exercise(#)    Realized($)     Exercisable       Unexercisable      Exercisable     Unexercisable
                            --------------    -----------    ---------------   ----------------    -----------     -------------
Michael S. Battaglia....          --               --               169,027            343,473          --               --
Rodney H. King..........          --               --                    --            150,000          --               --
Douglas R. Kraul........          --               --                58,400            177,400          --               --
Quresh Sachee...........          --               --                60,002             94,998          --               --
Yoshiaki Uchida.........          --               --                55,624             81,876          --               --

---------------
(1) In accordance with SEC rules, values are calculated by subtracting the exercise price from the fair market value of the underlying common stock. For purposes of this table, fair market value is deemed to be $1.15, the closing sales price per share of common stock as reported by the Nasdaq National Market on December 31, 2001. For those options for which no value is reported, the exercise price exceeded the fair market value of the common stock on such date, and accordingly, such options were "underwater."

Employment Agreements

   Michael S. Battaglia. Mr. Battaglia's at will employment agreement was entered into on April 3, 2002. His annual base salary is $325,000 and he is eligible for annual merit increases at the discretion of our board of directors and an annual bonus of $162,500 for 2002 if we achieve specific revenue and profitability goals. Bonuses for the remaining years in the term are at the discretion of the compensation committee of our board of directors. If we terminate Mr. Battaglia's employment without cause, we must pay him severance of one years' base salary plus a pro rata portion of his target bonus for the year in which his employment was terminated. Mr. Battaglia has agreed not to compete with us for one year after his employment if he resigns or if we terminate his employment.

   Rodney H. King. Mr. King's employment agreement has a three-year term ending March 16, 2004. His annual base salary is $275,000 and he is eligible for a bonus of $140,000 for 2002 if we achieve specific revenue and profitability goals. Bonuses for the remaining years are at the discretion of the compensation committee of our board of directors. If we terminate Mr. King's employment without cause, we must pay him severance of six months' base salary. Mr. King has agreed not to compete with us for two years after termination of his employment.

   Quresh Sachee. Mr. Sachee's employment agreement has a three-year term ending January 4, 2005. His annual base salary is $188,000 and he is eligible for a bonus of $80,000 for 2002 if we achieve specific revenue and profitability goals. Bonuses for the remaining years are at the discretion of the compensation committee of our board of directors. If we terminate Mr. Sachee's employment without cause, we must pay him severance of three months' base salary. Mr. Sachee has agreed not to compete with us for two years after termination of his employment.

Employee Benefit Plans

   Amended and Restated 1999 Incentive Compensation Plan. Our board of directors adopted our 1999 Incentive Compensation Plan in July 1999 and our shareholders approved the adoption of the plan in July 1999. Our board of directors adopted our Amended and Restated 1999 Incentive Compensation Plan in March 2000 and our stockholders approved the adoption of the plan in May 2000. We have reserved 4,557,459 shares of common stock for issuance under the plan as of March 31, 2002, of which options to purchase 3,097,432 shares were outstanding as of that date. There remain 1,133,827 shares of common stock available for issuance under the plan. In addition, the number of shares of common stock reserved and available for delivery under the plan automatically increase on the first day of each calendar year by an amount equal to three percent of the total number of shares of our common stock outstanding on the last trading day of the immediately preceding calendar year. Accordingly, on January 2, 2002, the number of shares of common stock reserved and available for delivery under the plan automatically increased by 532,195 shares and such increase is included in the numbers reported above. Under the plan, officers, employees, members of the board of directors and consultants are eligible to receive awards. The types of awards that may be made under the plan are options to purchase shares of common stock, stock appreciation rights, restricted shares, deferred shares, bonus shares, dividend equivalents and other stock-based awards. Options may be either incentive stock options that qualify for favorable tax treatment for the optionee under Section 422 of the Internal Revenue Code of 1986 or nonstatutory stock options not designed to qualify for favorable tax treatment. If shares awarded under the plan are forfeited, then those shares will again become available for new awards under the plan. Annual cash awards are limited to $10,000,000 per person, and annual cash performance awards are limited to $20,000,000 per person.

   The compensation committee of our board of directors administers the plan. The committee has complete discretion to make all decisions relating to the interpretation and operation of the plan, including the discretion to determine which eligible individuals are to receive any award, and to determine the type, number, vesting requirements and other features and conditions of each award.

   The exercise price for incentive stock options granted under the plan may not be less than 100% of the fair market value of the common stock on the option grant date. The exercise price may be paid in cash or by other means, including a cashless exercise method as determined by the compensation committee.

   The plan includes an automatic grant program for our non-employee directors. Under the plan, non-employee directors are automatically granted options to purchase 20,000 shares of common stock upon their initial election to the board of directors and 2,000 shares upon appointment to any committee of the board and upon appointment as chairman of a committee. Directors are granted options to purchase an additional 10,000 shares in January of each year that they serve on the board and 4,000 each year that they serve as a committee member, and 2,000 each year that they serve as chairman of a committee. All options granted under the automatic grant program vest 2% a month for each month after the grant.

   Our board of directors may amend or terminate our plan at any time. If the board amends the plan, stockholder approval of the amendment will be sought only if required by an applicable law. The plan will continue in effect indefinitely unless the board decides to terminate the plan earlier.

   1999 Employee Stock Purchase Plan. Our board of directors adopted our 1999 Employee Stock Purchase Plan in July 1999, and our stockholders approved the adoption of the plan in July 1999. We have reserved 465,000 shares of common stock for issuance under the plan, of which 115,066 shares have been issued as of March 31, 2002. There remain 349,934 shares of common stock available for issuance under the plan. Once an employee enters the plan, on the first day of each offering period he or she is granted an option to purchase shares of our common stock, up to a maximum of 1,000 shares, on June 30 and December 31 of each offering period. The plan, which is intended to qualify under Section 423 of the Internal Revenue Code of 1986, is implemented through successive twelve-month offering periods, commencing the first trading day of January each year and running until the end of the year. The plan is administered by the compensation committee. Employees become eligible to participate when they have been employed for more than five months in a calendar year, working at least 20 hours a week. The plan permits eligible employees to purchase common stock through payroll deductions, which may not exceed 15% of an employee's compensation. The price of stock purchased under the plan will be 85% of the lower of the fair market value of the common stock at either the beginning of the offering period or the day that the employee became eligible under the plan (if after the beginning of such period), whichever is higher, or the end of each six-month exercise period. Employees may not be granted shares under the plan if immediately following a grant they would hold stock and/or options to acquire stock possessing more than 5% of the total voting power of the shares of our company. In addition, employees may be granted options to purchase a maximum of $21,250 worth of stock per year under the plan. Employees may end their participation at any time and participation ends automatically upon termination of employment with us. Our board of directors may amend or terminate the plan at any time. If the board amends the plan, stockholder approval of the amendment will be sought only if required by an applicable law.

   1998 Employee Stock Option Plan. Our board of directors adopted a 1998 Employee Stock Option Plan in January 1998, and our stockholders approved the adoption of the plan in March 1998. Although we terminated this plan in July 1999, options to purchase 576,363 shares were outstanding as of March 31, 2002. We have reserved 1,454,545 shares of common stock for issuance upon the exercise of options granted under the plan.

   The plan required that the exercise price for incentive stock options granted under the plan may not be less than 100% of the fair market value of the common stock on the option grant date. The exercise price may be paid in cash or, at the discretion of the compensation committee, in outstanding shares of common stock, by delivery of a promissory note, or by any combination of cash, shares of common stock or promissory notes. At the discretion of the compensation committee, the exercise price may also be paid by using a cashless exercise method.

   If a merger or other reorganization occurs, and our stockholders before the transaction hold a majority of the voting securities of the acquiring or surviving corporation after the transaction, outstanding options under the plan shall become exercisable for securities of the acquiring or surviving corporation. If our stockholders before the transaction hold less than a majority of the voting securities of the acquiring or surviving corporation after the transaction, outstanding options shall generally be canceled unless the merger or reorganization agreement provides otherwise.

   1998 Directors and Consultants Stock Option Plan. Our board of directors adopted a 1998 Directors and Consultants Stock Option Plan in January 1998, and our stockholders approved the adoption of the plan in March 1998. Although we terminated this plan in July 1999, options to purchase 139,593 shares were outstanding as of March 31, 2001. We have reserved 250,000 shares of common stock for issuance upon the exercised of options granted under the plan.

   The plan required that the exercise price for stock options granted under the plan be determined by the compensation committee at the time of grant. The exercise price may be paid in cash or, at the discretion of the committee, in outstanding shares of common stock, by delivery of a promissory note, or by any combination of cash, shares of common stock or promissory notes. At the discretion of the committee, the exercise price may also be paid by using a cashless exercise method.

   If a merger or other reorganization occurs, and our stockholders before the transaction hold a majority of the voting securities of the acquiring or surviving corporation after the transaction, outstanding options under the plan shall become exercisable for securities of the acquiring or surviving corporation. If our stockholders before the transaction hold less than a majority of the voting securities of the acquiring or surviving corporation after the transaction, outstanding options shall generally be canceled unless the merger or reorganization agreement provides otherwise.

                               PERFORMANCE GRAPH

   The following graph compares the performance of our common stock with the Nasdaq National Market and the JP Morgan H&Q Technology Index between October 6, 1999, the date of the initial public offering of our common stock and December 31, 2001. The graph assumes that $100 was invested on October 6, 1999 in our common stock, the Nasdaq National Market and the JP Morgan H&Q Technology Index, and that all dividends were reinvested.

                       [PERFORMANCE GRAPH APPEARS HERE]

SMARTDISK CORP

                                        Cumulative Total Return
                                ---------------------------------------
                                 10/6/99     12/99      12/00     12/01

SMARTDISK CORPORATION             100.00     251.92      29.81     8.85
NASDAQ STOCK MARKET (U.S.)        100.00     147.81      88.90    70.54
JP MORGAN H & Q TECHNOLOGY        100.00     163.67     105.81    73.14

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Pre-Formation Advances

   Prior to 1997, Addison M. Fischer, the chairman of our board of directors, and his affiliates, including Fischer International Systems Corporation, advanced SmartDisk Security Corporation, or SDSC, our predecessor, non-interest bearing loans in the aggregate amount of approximately $9.6 million in order to fund our operations. Of the total amount advanced to SDSC, approximately $4.6 million was contributed to the capital stock of SDSC in 1996 and 1997. SDSC repaid the remaining $5.0 million of advances in May 1998, of which $1,045,000 was paid to Fischer International and $3,955,000 was paid to Addison Fischer.

   In addition, from 1996 to March 1999, Addison M. Fischer and his affiliates, including Fischer International, advanced SmartDiskette Limited, or SDL, non-interest bearing loans in the aggregate amount of approximately $600,000. In May 1999, prior to our acquisition of SDL, these advances were converted into 96,710 shares of SDL common stock and, after the acquisition in May 1999, these shares were in turn converted into 76,018 shares of our common stock.

Formation Transactions

   Although we commenced operations in January 1998, we did not receive significant capital contributions until February of that year. In February 1998, we entered into a joint venture agreement along with Toshiba Corporation and Phoenix House Investments, LP which detailed a plan of capital contribution, corporate governance and business strategies for us. Pursuant to this agreement, each of Toshiba, Fischer International and Phoenix House agreed to purchase shares of our common stock and become our principal stockholders. Both Phoenix House and Fischer International are controlled by Addison M. Fischer, the Chairman of our board of directors. Before the May 1998 stock purchases described below, substantially all outstanding shares of our common stock were owned by employees and consultants as a result of the exercise of stock options.

   The joint venture agreement called for Toshiba to make an immediate loan to us of $5.0 million in exchange for a convertible note. The note had an interest rate of 4% per annum. The note remained outstanding until May 22, 1998. At that time, Toshiba acquired 2,487,500 shares of our common stock in exchange for a cash payment of $4,950,000 and delivery and cancellation of the February 1998 note, including accrued interest.

   At the same time that Toshiba purchased its shares of our common stock, both Phoenix House and Fischer International acquired shares of our common stock. Phoenix House acquired 7,350,000 shares of our common stock in exchange for all of the outstanding shares of SDSC. As a result, SDSC became our wholly owned subsidiary and we became the owner of the exclusive patent licenses owned by SDSC. Fischer International acquired 150,000 shares of our common stock in return for trademarks it owned relating to the SafeBoot, FlashPath and Smarty products. Immediately after their capital contributions, Phoenix House, Toshiba and Fischer International owned 68.8%, 23.3% and 1.4% of our outstanding common stock.

   On May 26, 1999, the shareholders of SDL, which included Addison Fischer and Phoenix House, exchanged all of their shares of SDL for 515,500 shares of our common stock. Of the total number of our shares issued, Addison Fischer received 428,768 shares, Phoenix House received 32,918 shares and the other shareholders of SDL received the remaining 53,814 shares. As a result of this transaction, we acquired 100% of SDL and became the indirect owner of its principal patents.

Fischer International Transactions

   In January 1998, we entered into an operating agreement with SDSC and Fischer International to provide operating services to SDSC, including developing and marketing the SafeBoot, FlashPath and Smarty products. SDSC agreed in return to reimburse Fischer International and us for the expenses related to providing those services. Upon our obtaining control of SDSC in May 1998, this agreement was terminated and replaced with a new operating agreement between Fischer International and us. Under this new agreement, as amended in June 1999, we reimburse Fischer International for marketing, accounting and other similar services. In addition, previously we shared office space with Fischer International. We have reimbursed Fischer International for the cost of this office space as well as other general and administrative expenses. Our share of these expenses is based on an internal analysis of the relative amount of time devoted to its business by employees of Fischer International as well as the overhead charges attributable to these employees. In 1999, 2000 and 2001, we paid Fischer International approximately $1.5 million, $300,000 and $200,000 under this arrangement for the reimbursement of expenses under the operating agreement and for the other shared services.

   In May 1998, we entered into license and distribution agreements with Fischer International. Under these agreements, we granted Fischer International a non-exclusive license to our SafeBoot product and distribution rights to our SafeBoot, Smarty and FlashPath products until 2001. Pursuant to this agreement, Fischer International agreed to pay us 33.3% of the net revenue derived from the sale of our products on a stand-alone basis and 5% of the net revenue derived from the sale of our products which are bundled with the products of third parties. In 1998, 1999 and 2000, we received approximately $285,000, $470,000 and $71,000 from Fischer International under these agreements in royalties related to SafeBoot, and no royalties related to Smarty and FlashPath. This agreement was terminated in July 2000.

Toshiba Transactions

   In May 1998, we entered into a license agreement with Toshiba, which was contemporaneously becoming one of our principal stockholders. Under this agreement, Toshiba granted us a non-exclusive license to patents relating to the interface with Toshiba's SmartMedia cards. This agreement was amended in September 1998 to expand the field of use for the non-exclusive license. We paid a one-half of 1% royalty on the net sales price of our products that use the Toshiba license through March 1999. In April 1999, this agreement was further amended at which time Toshiba granted us a fully paid license with respect to their technology. In 1998 and 1999, we paid approximately $69,000 and $25,600 to Toshiba under this license.

Employee Advances

   On March 3, 1998, we loaned Michael Battaglia $305,114 in connection with Mr. Battaglia's exercise of an option to purchase 426,136 shares of our common stock. The loan was amended on April 3, 2002 to modify the rate of interest to 2.88% from 5.47%, to extend the principal balance due date an additional two years to March 3, 2005, to make interest payable annually instead of quarterly and to allow Mr. Battaglia to defer, at his discretion, the payment of interest until the due date of principal. The principal balance is due on the earlier of March 3, 2005 or the end of his employment with us or an affiliate of ours. The outstanding principal balance of the loan as of March 31, 2002 is $273,251.

Other Transactions

   Mr. Tomlinson is a partner of Tomlinson Zisko Morosoli & Maser LLP, which provided legal services to us in 2001. Fees paid in 2001 to Mr. Tomlinson's firm did not exceed 5% of the law firm's gross revenues for its last full fiscal year.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act requires our directors and executive officers, and persons who own more than 10 percent of our common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock. Officers, directors and greater than 10 percent stockholders are required by SEC regulation to furnish us with copies of all
Section 16(a) forms they file.

   To our knowledge, based solely on review of the copies of such reports furnished to us, we believe that all Section 16(a) filing requirements applicable to our officers, directors and greater than 10 percent beneficial owners were complied with during the year ended December 31, 2001.

                     RELATIONSHIP WITH INDEPENDENT AUDITORS

   The firm of Ernst & Young LLP, independent auditors, served as our independent auditors for the fiscal year ended December 31, 2001. Our board of directors has selected Ernst & Young LLP as our independent auditors for 2001. One or more representatives of Ernst & Young LLP are expected to be present at the annual meeting and will be afforded the opportunity to make a statement if they so desire and to respond to appropriate stockholder questions.

                     FEES PAID TO OUR INDEPENDENT AUDITORS

   The rules of the Securities and Exchange Commission require us to disclose fees billed by our independent auditors for services rendered to us for the fiscal year ended December 31, 2001.

Audit Fees

   The aggregate fees billed by Ernst & Young LLP for professional services rendered for the audit of our annual financial statements for the fiscal year ended December 31, 2001 and for the reviews of the financial statements included in our Quarterly Reports on Form 10-Q for that fiscal year were approximately $319,000.

Financial Information Systems Design and Implementation Fees

   We did not receive, nor were we billed for, any professional services rendered by Ernst & Young LLP for information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2001.

All Other Fees

   The aggregate fees billed by Ernst & Young LLP for services rendered to us, other than the services described above under "Audit Fees" for the fiscal year ended December 31, 2001 were approximately $73,000.

                                 OTHER MATTERS

   As of the date of this proxy statement, we know of no business that will be presented for consideration at the annual meeting other than the items referred to above. If any other matter is properly brought before the meeting for an action by the stockholders, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

                             ADDITIONAL INFORMATION

   Advance Notice Procedures. Under our bylaws, no business may be brought before an annual meeting unless it is specified in the notice of meeting, which includes stockholder proposals that we are required to include in our proxy statement pursuant to Rule 14a-8 under the Securities and Exchange Act of 1934, or is otherwise brought before the meeting by or at the direction of the board or by a stockholder entitled to vote who has delivered notice to us containing information specified in the bylaws not less than 90 or more than 120 days prior to the first anniversary of the date of notice of the preceding year's annual meeting of stockholders; provided, however, that in the event that the date of the meeting is changed by more than 30 days from such anniversary date, notice by the stockholder to be timely must be received by us not later than the 10th day following the day on which the notice of the meeting date was mailed or public disclosure was made. These requirements are separate from and in addition to the SEC's requirements in Rule 14a-8 that a stockholder must meet in order to have a stockholder proposal included in our proxy statement.

   Stockholder Proposals for the 2003 Annual Meeting. Stockholders interested in submitting a proposal for inclusion in the proxy materials for our annual meeting of stockholders in 2003 may do so by following the procedures prescribed in SEC Rule 14a-8. To be eligible for inclusion, stockholder proposals must be received by us no later than December 31, 2002.

                                          By Order of the Board of Directors,

                                          /s/ Michael S. Battaglia
                                          Michael S. Battaglia
                                          President and Chief Executive
                                           Officer

April 26, 2002

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                            [LOGO OF SMARTDISK(TM)]
                     Simplifying The Digital Lifestyle(TM)

                Annual Meeting of Stockholders -- May 30, 2002

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder(s) of SmartDisk Corporation, a Delaware Corporation, hereby acknowledge(s) receipt of the Proxy Statement dated April 26, 2002, and hereby appoint(s) Michael S. Battaglia, proxy and attorney-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of SmartDisk Corporation, to be held May 30, 2002 at 10:00 a.m., Eastern Time, at the Inn on Fifth, 699 Fifth Avenue South, Naples, FL 34102, and at any adjournment or adjournments thereof, and to vote (including cumulatively, if required) all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on all matters set forth on the reverse side.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF ALL DIRECTOR NOMINEES LISTED HEREIN.


 PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED
                                   ENVELOPE.


         (Continued, and to be signed and dated, on the reverse side.)

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

[LOGO OF SMARTDISK(TM)]
Simplifying The Digital Lifestyle(TM)

40 WALL STREET
NEW YORK, NY 10005

VOTE BY INTERNET - www.proxyvote.com
                   -----------------
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you 40 WALL STREET access the web site. You will be prompted to enter your 12-digit Control Number which is located below NEW YORK, NY 10005 to obtain your records and to create an electronic voting instruction form.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to SmartDisk Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

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
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:                     SMTDSK            KEEP THIS PORTION FOR YOUR RECORDS
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                                                                                                 DETACH AND RETURN THIS PORTION ONLY
                                          THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
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SMARTDISK CORPORATION

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE FOR THE ELECTION OF ALL THE DIRECTOR                 For     Withhold    For All     To withhold authority to vote, mark "For
NOMINEES IN PROPOSAL 1.                                     All        All      Except      All Except" to the left and write the
                                                                                            nominee's number on the line below.

   1.  Nominees: 01) Addison M. Fischer, 02)                [_]        [_]        [_]       ________________________________________
       Anthony A. Ibarguen and 03) Hatim Tyabji

   2.  In their discretion, upon such other matters that may properly come before the Annual Meeting or any adjournment or adjournments thereof.

Please sign exactly as your name appears hereon, and mail this proxy promptly, even though you may plan to attend the meeting. Joint owners should each sign this proxy. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. When signing for a corporation, please have the president or other authorized officer sign with the full corporate name. If signing for a partnership, an authorized person must sign in the partnership name.




________________________________________________     _______________________________________________

________________________________________________     _______________________________________________
Signature [PLEASE SIGN WITHIN BOX]    Date           Signature (Joint Owners)            Date
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